Exhibit 4.1

ILLUMINA, INC.
ISSUER

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE

INDENTURE
Dated as of March 18, 2011

0.25% CONVERTIBLE SENIOR NOTES DUE 2016

ILLUMINA, INC.
Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture
Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
	6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	9.01
	9.02	(a)
(b)	9.02	(b)
(c)	9.02	(c)
§ 313(a)	9.03	(a)
(a)(4)	1.01
	10.04
(b)	9.03	(a)
(c)	9.03	(a)
(d)	9.03	(a)
§ 314(a)	9.04
(b)	Not Applicable
(c)(1)	1.05
(c)(2)	1.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.05
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.15
§ 316(a)	1.01
(a)(1)(A)	5.02
	5.06
(a)(1)(B)	5.04
(a)(2)	Not Applicable
(b)	5.03
(c)	1.02
§ 317(a)(1)	5.07
(a)(2)	5.08
(b)	10.05
§ 318(a)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

iii

     INDENTURE, dated as of March 18, 2011 (the “Indenture”), between ILLUMINA, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 9885 Towne Centre Drive, San Diego, California 92121-1975 (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee hereunder (herein called the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issue of its 0.25% Convertible Senior Notes due 2016 (herein called the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     SECTION 1.01 Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Trust Indenture Act;
     (b) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (d) all other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act,” when used with respect to any Holder of a Note, has the meaning specified in Section 1.02.
     “Additional Interest” means any additional interest payable pursuant to Section 10.09 or any Extension Fee payable pursuant to Section 5.02.
     “Additional Notes ” means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.04, as part of the same series as the Initial Notes.
     “Additional Shares” has the meaning specified in Section 12.01.
     “Adjustment Determination Date” has the meaning specified in Section 12.03.
     “Adjustment Event” has the meaning specified in Section 12.03.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “American Depositary Receipts” means negotiable United States security that represents a non-United States company’s publicly traded equity.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Notes.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the applicable Place of Payment (i) are not required to be open or (ii) are authorized or obligated by law or executive order to close.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Settlement” has the meaning specified in Section 12.02(a).
     “Cash Settlement Averaging Period” with respect to any Note surrendered for conversion means:
i.	if the relevant Conversion Date occurs prior to the 27th Scheduled Trading Day prior to the Maturity Date, the 20 consecutive Trading-Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date; and

ii.	if the relevant Conversion Date occurs during the period beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date, and ending at 5:00 p.m., New York City time, on the second Business Day immediately prior to the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 27th scheduled Trading Day prior to the Maturity Date.
     “close of business” means 5:00 p.m. New York City time.
     “Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.
     “Combination Settlement” has the meaning specified in Section 12.02(a).
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.09, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President.
     “Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.02.
     “Conversion Date” has the meaning specified in Section 12.02.
     “Conversion Obligation” means the obligation of the Company to deliver pursuant hereto, the consideration due under Article 12 upon a conversion of the Notes in accordance herewith.
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then current Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01.

     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, (which at the date of this Indenture is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” means a corporation, company, association, joint-stock company or business trust.
     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day. Any such determination by the Company shall be conclusive absent manifest error.
     “Daily Measurement Value” means the Specified Dollar Amount, divided by 20.
     “Daily Settlement Amount” means, for each of the 20 Trading Days during the Cash Settlement Averaging Period, the following amount as determined by the Company:
     (i) cash equal to the lesser of (x) the Daily Measurement Value and (y) the Daily Conversion Value; and
     (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, the Daily Share Amount.
     “Daily Share Amount” means a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (y) the Daily VWAP for such Trading Day.
     “Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ILMN.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP”

shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
     “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.
     “Defaulted Interest” has the meaning specified in Section 3.07.
     “Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 3.04.
     “Designated Event” means the occurrence of either a Fundamental Change or a Termination of Trading.
     “Designated Event Expiration Time” has the meaning specified in Section 11.01.
     “Designated Event Repurchase Date” has the meaning specified in Section 11.01.
     “Designated Event Repurchase Notice” has the meaning specified in Section 11.01.
     “Designated Event Repurchase Price” has the meaning specified in Section 11.01.
     “Designated Event Repurchase Right Notice” has the meaning specified in Section 11.01.
     “Designated Institution” has the meaning specified in Section 12.10.
     “Distributed Property” has the meaning specified in Section 12.03.
     “Dollar,” “U.S. $” or “ $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company, a New York corporation, or any successor.
     “Effective Date” has the meaning specified in Section 12.01.
     “Event of Default” has the meaning specified in Section 5.01.

     “Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Extension Fee” has the meaning specified in Section 5.02.
     “Extension Right” has the meaning specified in Section 5.02.
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) any Person has filed a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans; or
     (2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property (provided that this clause (2) shall be a Fundamental Change for purposes of determining adjustment to shares delivered upon conversion pursuant to Article 12 only, but not for purposes of triggering a repurchase right pursuant to Article 11), in each case other than a merger or consolidation:
     (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or
     (b) pursuant to which the consideration received by holders of the Company’s Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or
     (c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
     (3) the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution.
(for purposes of these clauses (1), (2), or (3), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act)
     “Global Note” means a Note that is registered in the Register in the name of a Depositary or a nominee thereof.
     “Holder” means the Person in whose name the Note is registered in the register maintained by the Registrar.
     “Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with U.S. generally accepted accounting principles, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.
     “Indenture” has the meaning specified in the first paragraph of this instrument.
     “Initial Notes” means the first $800,000,000 aggregate principal amount of the Notes issued under this Indenture on the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Initial Purchasers” means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     “Interest Payment Date” means March 15 and September 15 of each year beginning September 15, 2011.
     “Issue Date” means March 18, 2011.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the Pink OTC Markets Inc. or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after-hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Market Disruption Event” means (i) for purposes of determining amounts due upon conversion pursuant to Section 12.02, (x) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (y) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock; and (ii) for all other purposes, the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

     “Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 11 or otherwise.
     “Maturity Date” means, with respect to the Notes, March 15, 2016.
     “Measurement Period” has the meaning specified in Section 12.01.
     “Merger Event” has the meaning specified in Section 12.09.
     “Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.” Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Notice of Conversion” has the meaning specified in Section 12.02.
     “Offering Memorandum” means the final offering memorandum dated March 15, 2011 used in connection with the offering of the Notes.
     “Officers’ Certificate” means a certificate signed by (i) the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, the President or any Vice President and by (ii) the Chief Financial Officer, any other Vice President or the Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.
     “open of business” means 9:00 a.m. New York City time.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.
     “Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes in accordance with the terms of such Indenture;

     (iii) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; and
     (iv) Notes converted into Common Stock pursuant to Article 12; and
     (v) Notes repurchased pursuant to Article 11;
provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.
     “Physical Settlement” has the meaning specified in Section 12.02(a).
     “Place of Conversion” has the meaning specified in Section 3.01.
     “Place of Payment” has the meaning specified in Section 3.01.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular

Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Press Release” means any press release issued by the Company and disseminated to a reputable national newswire service.
     “Purchase Agreement” means the Purchase Agreement, dated as of March 14, 2011 between the Company and the Initial Purchasers, as such agreement may be amended from time to time.
     “Record Date” means any Regular Record Date or Special Record Date.
     “Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to 9:00 a.m., New York City time, on such Interest Payment Date.
     “Reference Property” has the meaning specified in Section 12.09.
     “Registrar” means the Trustee, for the purpose of registering Notes and transfers of Notes.
     “Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the February 28 (or February 29 in the case of a leap year) or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Responsible Officer,” when used with respect to the Trusteee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend specified in Section 2.02.
     “Restricted Security” means any Note or share of Common Stock issuable upon conversion thereof except any such Note or share of Common Stock that (i) has been sold pursuant to an effective registration statement under the Securities Act, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) or (iii) has otherwise been transferred and a new Note or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with this Indenture.
     “Rule 144A Information” shall have the meaning specified in Section 10.07.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
     “Settlement Amount” has the meaning specified in Section 12.02.
     “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
     “Settlement Notice” has the meaning specified in Section 12.02.
     “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
     “Specified Dollar Amount” means, in respect of any Combination Settlement, the amount of cash per $1,000 principal amount of converted Note specified in the Settlement Notice related to such converted Note.
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(e), which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

     “Spin-Off” has the meaning specified in Section 12.03.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
     “Termination of Trading” means the occurrence whereby the Common Stock, or any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive Scheduled Trading Days.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event; and provided that for purposes of determining amounts due upon conversion pursuant to Section 12.02 only, “Trading Day” means a day on which (x) there is no Market Disruption Event (as defined in clause (i) of the definition thereof) and (y) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded (and if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day).
     “Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Company for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers, which may include any or all of the Initial Purchasers, selected by the Company; provided that if three such bids cannot reasonably be provided to the Company, but two such bids are provided, then the average of the two bids shall be used, and if only one such bid can reasonably be provided to the Company, that one bid shall be used. If at least one bid for $2.0 million principal amount of the Notes cannot reasonably be provided to the Company by a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion

Rate in effect on such date of determination. Any such determination by the Company shall be conclusive absent manifest error.
     “Trading Price Condition” has the meaning specified in Section 12.01.
     “Trigger Event” has the meaning specified in Section 12.03.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     SECTION 1.02 Acts of Holders of Notes.
     (a) Subject to Article 5 of this Indenture, upon actual receipt by the Trustee from any Holder of (i) any notice of Default or breach referred to in Section 5.01(e), if such Default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company,(ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.04 or Section 5.06, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the 10th calendar day (or, if such day is not a Business Day, the first Business Day thereafter) following the calendar day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any calendar day as a record date for the purpose of determining the Holders entitled to join in such notice of Default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders as of 5:00 p.m. New York City time, on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such time; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Notes as of 5:00 p.m. New York City time, on such record date (or their duly appointed agents or proxies) having joined therein (an “Act”) on or prior to the 90th calendar day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-calendar day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. For the avoidance of doubt, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee or the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Notes on the date such notice, declaration or direction is so given.
     SECTION 1.03 Notices, Etc. To The Trustee And Company.
     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (a) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration.
     (b) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 9885 Towne Centre Drive, San Diego, California 91212-1975, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
     Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.
     SECTION 1.04 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 1.05 Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     SECTION 1.06 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 1.07 Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed herein or in the Notes for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.08 Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     SECTION 1.09 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     SECTION 1.10 Separability Clause.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 1.11 Benefits of Indenture.
     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 1.12 Governing Law.
     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 1.13 Legal Holidays.
     In any case where any Interest Payment Date, Designated Event Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Designated Event Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Designated Event Repurchase Date or the Maturity Date, as the case may be. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date
     SECTION 1.14 Force Majeure
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     SECTION 1.15 Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
ARTICLE 2
Note Forms
     SECTION 2.01 Form Generally.
     The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form.
     Notices of Conversion shall be in substantially the form set forth in Section 2.03.
     The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.
     SECTION 2.02 Form of Note.
[FORM OF FACE OF NOTE]
     The following legend (the “Restricted Legend”) shall appear on the face of each Restricted Security:
     THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
The following legend shall appear on the face of each Global Note:
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ILLUMINA, INC.
0.25% Convertible Senior Notes due 2016
No. ______________
CUSIP No. 452327AC3
     ILLUMINA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ________ United States Dollars (U.S. $______) [if this Note is a Global Note, then insert — (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Registrar hereinafter referred to in accordance with the Indenture)] on March 15, 2016, and to pay interest thereon, from March 18, 2011, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2011, at the rate of 0.25% per annum, until the principal hereof is due, and at the same rate on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 28 (or February 29 in the case of a leap year) or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee pursuant to Section 3.07 of the Indenture, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may then be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note by the Holder thereof at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate. All amounts due in cash with respect to the Notes shall be paid (A) in the case this Note is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is held, other than global form, by a Holder in an aggregate principal amount of $5.0 million or less, by check mailed to such Holders; and (C) in the case this Note is held, other than global form, by a Holder in an aggregate principal amount of more than $5.0 million, either by check mailed to such holder or, upon application by such holder to the Registrar not later than the relevant record date (in the case of an installment of interest due on an Interest Payment Date) or 15 calendar days prior to such other date on which such amounts are due, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Registrar to the contrary.
     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ILLUMINA, INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated: __________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
ILLUMINA, INC.
0.25% Convertible Senior Notes due 2016
     This Note is one of a duly authorized issue of Notes of the Company designated as its “0.25% Convertible Senior Notes due 2016” (herein called the “Notes”) issued and to be issued under the Indenture (the “Indenture”), dated as of March 18, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder hereof and the satisfaction of any requirements therefor set forth in the Indenture shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     No sinking fund is provided for the Notes and the Notes are not subject to redemption at the option of the Company.
     In any case where any Interest Payment Date, Designated Event Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Designated Event Repurchase Date, or at the Maturity Date, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Designated Event Repurchase Date or the Maturity Date , as the case may be. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Indenture, without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     Subject to the provisions of the Indenture, upon the occurrence of a Designated Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Designated Event Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. After the occurrence of a Designated Event, but on or before the 20th calendar day after the Effective Date of such Designated Event, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a Designated Event Repurchase Right Notice and issue a Press Release on the occurrence of such Designated Event and of the repurchase right, if any, at the option of the Holders arising as a result thereof.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after December 15, 2015, or earlier upon the occurrence of certain conditions specified in the Indenture, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock at the Company’s election, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of certain requirements set forth in the Indenture, including the surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 2.03 of the Indenture, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 11.9687 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash or an additional share shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.
     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

FORM OF DESIGNATED EVENT REPURCHASE NOTICE
To: Illumina, Inc.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Illumina, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or ______________ an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Designated Event Repurchase Date, except as provided in the Indenture.
Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an
approved signature guarantee program pursuant to Rule
17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed
Principal amount to be repurchased (at least U.S.
$1,000 or an integral multiple of $1,000 in excess
thereof): ___________________
Remaining principal amount following such repurchase
(not less than U.S. $1,000):
______________

By:
Authorized Signatory

     SECTION 2.03 Form of Notice of Conversion.
NOTICE OF CONVERSION
     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock or Reference Property issued upon conversion, together with a check in payment for any fractional share (as applicable) and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:	Signature(s)

If shares or Notes are to be registered in the
name of a Person other than the Holder,
please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification
Number, if any

[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:
1.	Principal amount to be converted: U.S. $ ___________
2.	Principal amount and denomination of Notes representing unconverted principal amount to be issued: ____________
Amount: U.S. $___________ Denominations: U.S. $____________
(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)
     SECTION 2.04 Form of Assignment.
ASSIGNMENT
     For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert Social Security or other identifying number of assignee) the within note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s)

     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE 3
The Notes
     SECTION 3.01 Title And Terms.
     The Notes shall be known and designated as the “0.25% Convertible Senior Notes due 2016” of the Company. Their Maturity Date shall be March 15, 2016, and they shall bear interest on their principal amount from March 18, 2011, payable semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2011, at the rate of 0.25% per annum until the principal thereof is due; provided, however, that payments shall only be made on a Business Day as provided in Section 1.13 of this Indenture.
     The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate, in each case to the extent lawful.
     The principal of and interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.02. The Designated Event Repurchase Price shall be payable at such place as is identified in the Designated Event Repurchase Right Notice given pursuant to Section 11.01(b) (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).
     The Notes shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other senior unsecured obligations.
     The Notes may not be redeemed at the option of the Company prior to Maturity.
     The Notes shall be convertible as provided in Article 12 (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).
     The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Article 11.
     SECTION 3.02 Denominations.
     The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.
     SECTION 3.03 Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice

Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.
Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     SECTION 3.04 Global Notes; Non-Global Notes; Book-entry Provisions.
     (a) Global Notes
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Company hereby appoints DTC as the Depositary.
     (ii) Except for exchanges of Global Notes for definitive, Non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered as such under the Exchange

Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In such event, if a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Notes, shall authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note.
     (iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case as provided in this Article 3, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose names the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures.

     (iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is to be registered in accordance with this Article 3 in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.
     (v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or holders thereof.
     (b) Non-Global Notes. Notes issued pursuant to Section 3.04(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     SECTION 3.05 Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.
     SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Notes.
     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the

Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 3.07 Payment of Interest; Interest Rights Preserved.
     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note, as provided for in this Indenture and the Notes.
     Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.

Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount in cash equal to the interest payable, on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Designated Event Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.
     SECTION 3.08 Cancellation.
     All Notes surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.08, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order.
     SECTION 3.09 Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE 4
Discharge
     SECTION 4.01 Discharge of Liability on Notes.
     When (1) the Company shall deliver to the Registrar for cancellation all Notes then Outstanding not theretofore delivered to the Registrar for cancellation or (2) all the Notes then Outstanding not theretofore delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Cash Settlement Averaging Periods have elapsed) and the Company shall deliver to the Holders cash, shares of Common Stock, or a combination of cash and shares of Common Stock sufficient to pay all amounts owing in respect of all such Notes or (b) become due and payable on the Maturity Date, Designated Event Repurchase

Date or otherwise, and the Company shall deposit with the Trustee cash, shares of Common Stock, or a combination of cash and shares of Common Stock sufficient to pay all amounts owing in respect of all such Notes, including the principal amount and interest accrued and unpaid to the Maturity Date, Designated Event Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 4.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; provided, however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Notes.
     SECTION 4.02 Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 4.03 Officers’ Certificate; Opinion of Counsel.
     Upon any application or demand by the Company to the Trustee to take any action under Section 4.01, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
ARTICLE 5
Remedies
     SECTION 5.01 Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 calendar days; or
     (b) default in the payment of principal of any Note when due and payable at Maturity, upon required repurchase, upon declaration or otherwise; or
     (c) failure by the Company to satisfy its Conversion Obligation upon exercise of a Holder’s conversion right; or
     (d) failure by the Company to comply in any material respect with its obligations under Section 7.01; or
     (e) failure by the Company to comply in any material respect with its notice requirements under Section 11.01(b) or Section 12.01(b)-(d) when due; or
     (f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in whose performance or whose breach is elsewhere in this Section 5.01 specifically provided for) contained in the Notes or this Indenture after written notice of such Default from the Trustee or the Holders of at least 25% principal amount of the Outstanding Notes has been received by the Company; or
     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; or
     (h) failure by the Company or any of its Subsidiaries, within 60 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $25.0 million, which are not stayed on appeal; or
     (i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.
     SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company occurs, the principal of, and accrued interest on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 10.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes (the “Extension Fee”). In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to this Section 5.02 and Section 10.09. If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 10.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company (i) shall notify, in the manner provided for in Section 1.07, the Holders (provided that notification to the Holders may be made through a notice to DTC) and the Trustee of such election and shall issue a Press Release at any time before the open of business on first Business Day following the date on which such Event of Default first occurs and (ii) pay the Extension Fee, on or before the close of business on the date on which such Event of Default first occurs, on all Notes then Outstanding. Upon the Company’s failure to give such notice or to pay the Extension Fee when due, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02. On and after the 181st calendar day after such Event of Default occurs, if such Event of Default is not cured or waived prior to such 181st calendar day, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02. If an Extension Fee is payable under this Section 5.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable and (ii) the date on which such Extension Fee is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Notwithstanding the foregoing paragraph, if an event of default occurs under any series of the Company’s debt securities (other than the Notes) issued subsequent to the Issue Date resulting from the Company’s failure to comply with obligations similar to those contained in Section 10.06 or the requirements of Section 314(a)(1) of the Trust Indenture Act, and such event of default is not subject to extension on terms similar to those set forth in the foregoing paragraph, then the Extension Right shall no longer apply and the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02.
     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 6.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.
     SECTION 5.03 Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.07) interest on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

     SECTION 5.04 Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except a Default (A) in the payment of the principal of or interest on any Note, (B) due to a failure by the Company to satisfy its Conversion Obligation, or (C) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     SECTION 5.05 Waiver of Stay, Usury or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 5.06 Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture;
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
     (c) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it.

     SECTION 5.07 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 5.08 Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 5.09 Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     SECTION 5.10 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.07; and
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.
     SECTION 5.11 Limitation on Suits.
     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any costs, liability or expense;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction that, in the opinion of the Trustee, is inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     SECTION 5.12 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 5.13 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.14 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     SECTION 5.15 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 12.
ARTICLE 6
The Trustee
     SECTION 6.01 Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or required under the Trust Indenture Act, and no other covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this

Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Subsection shall not be construed to limit the effect of Subsection (a)(1) of this Section;
     (2) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and
     (3) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
     SECTION 6.02 Notice of Defaults.
     Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall mail notice to each Holder of each Default or Event of Default with respect to the Notes known to the Trustee, by transmitting such notice to Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. Except in the case of a Default in the payment of principal of or interest on any Note or conversion default, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.
     SECTION 6.03 Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors mentioned in this Indenture shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation, except for the Trustee’s own negligent action, its own negligent failure to act, or its own willful misconduct;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), unless such loss or damage results from the bad faith or willful misconduct of the Trustee, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     SECTION 6.04 Not Responsible for Recitals or Issuance of Notes.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any

Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.
     SECTION 6.05 May Hold Notes.
     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     SECTION 6.06 Money Held In Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     SECTION 6.07 Compensation and Reimbursement.
     The Company agrees
     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damages, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with the enforcement of the provisions of this Section.

     The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(i) or Section 5.01(j), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture.
     SECTION 6.08 Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     SECTION 6.09 Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     SECTION 6.10 Resignation and Removal; Appointment Of Successor.
     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
     The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by

Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
     The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
     If at any time:
     (a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee or (B) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, the Trustee being removed, at the expense of the Company, may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     SECTION 6.11 Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 6.13 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     SECTION 6.14 Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial repurchase thereof or pursuant to Section 3.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.07 to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
     If an appointment with respect to the Notes is made pursuant to this Section 6.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Notes referred to in the within-mentioned Indenture.

,
As Trustee

By	,
As Authenticating Agent

By
Authorized Officer

ARTICLE 7
Consolidation, Merger, Conveyance, Transfer or Lease
     SECTION 7.01 Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
     (1) the resulting, surviving or transferee Person, if not the Company, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person, if not the Company, expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture;
     (2) immediately after giving effect to such transaction, no Default has occurred and is continuing; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     SECTION 7.02 Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 8
Supplemental Indentures
     SECTION 8.01 Supplemental Indentures Without Consent of Holders of Notes.
     Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency, provided that the rights of the Holders are not adversely affected in any material respect; or
     (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Notes as permitted by Section 7.01; or
     (c) to add guarantees with respect to the Notes; or
     (d) to secure the Notes; or
     (e) to add to the covenants of the Company or Events of Default for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or
     (f) to provide for the conversion of Notes pursuant to Section 12.09; or
     (g) to make any changes or modifications to this Indenture, provided that such action pursuant to this clause (g) shall not adversely affect the rights of any Holder of Notes in any material respect; provided further that any such action to conform the terms of this Indenture or the Notes to the description of Notes contained in the Offering Memorandum shall not be deemed to be adverse to any Holder of Notes; or
     (h) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or
     (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (j) to provide for the issuance of Additional Notes in accordance with the terms and conditions of this Indenture; or
     (k) to make any other provisions with respect to matters or questions arising under this Indenture as the Company may deem necessary or desirable, provided that such action pursuant to this clause (k) shall not adversely affect the interests of the Holders of Notes in any material respect.
     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.04, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.
     SECTION 8.02 Supplemental Indentures With Consent of Holders of Notes.
     With the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) reduce the percentage in aggregate principal amount of Notes the Holders of which must consent to an amendment; or
     (b) reduce the rate, extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment of the Extension Fee; or
     (c) reduce the principal, or extend the Maturity Date, of any Note; or
     (d) make any change that adversely affects the conversion rights of any Notes; or
     (e) reduce the Designated Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the

Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or
     (f) change the place or currency of payment of principal, interest or the Extension Fee in respect of any Note; or
     (g) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
     (h) adversely affect the ranking of the Notes as the senior unsecured Indebtedness of the Company; or
     (i) modify the Company’s obligation under Section 10.07; or
     (j) make any change in the provisions of this Article 8 that require each Holder’s consent or in the waiver provisions in Section 5.02 and Section 5.04.
     It shall not be necessary for any Act of Holders of Notes under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     SECTION 8.03 Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall give notice in the manner provided in Section 1.07 (which may be made through notice to DTC) to all Holders of Notes and issue a Press Release, briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice or to issue such Press Release, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
     SECTION 8.04 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 8.05 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.
ARTICLE 9
Holders Lists and by Trustee and Company
     SECTION 9.01 Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.
     SECTION 9.02 Preservation of Information.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     SECTION 9.03 Communication to Holders.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of the Issue Date, deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).
     (b) If required by law, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.
ARTICLE 10
Covenants
     SECTION 10.01 Payment of Principal and Interest.
     The Company covenants and agrees that it shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 11:00 a.m., New York City time, on the Maturity Date of the Notes or no later than 11:00 a.m., New York City time, on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Maturity Date or due date, as the case may be.
     SECTION 10.02 Maintenance of Offices or Agencies.
     The Company shall maintain in an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.05, the Company shall maintain an office or agency where Notes may be presented or surrendered for payment and conversion, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.07, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes.
     SECTION 10.03 Existence.
     Subject to Section 7.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 10.04 Statement by Officers as to Default.
     The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers’ Certificate indicating whether the signing officers know of any Default that occurred during the previous fiscal year. The Company shall also deliver to the Trustee, within 30 calendar days of becoming aware of any Default or any Event of Default under this Indenture, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 10.04 shall be delivered to the Trustee at its Corporate Trust Office.
     SECTION 10.05 Money for Note Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.05, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a Press Release, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 10.06 Reports by Company
     (a) The Company shall file any documents that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 calendar days after the same are required to be filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system, or its successor, will be deemed filed with the Trustee as of the time such documents are filed via EDGAR, or its successor.
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.
     SECTION 10.07 Delivery of Certain Information
     At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security and to securities analysts. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).
     SECTION 10.08 Additional Interest Notice
     If Additional Interest is payable by the Company pursuant to Section 10.09, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the

Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
     SECTION 10.09 Additional Interest Payable Upon Failure to Report or Delegend
     (a) If at any time during the period beginning six months and ending one year after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required (giving effect to any grace period provided by Rule 12b-25 of the Exchange Act) to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K) or the Notes are not otherwise freely tradable by the Holders, other than Holders who are Affiliates of the Company, during that period, the Company shall pay Additional Interest on the Notes. Additional Interest will accrue on the Notes at the rate of 0.25% per annum for each day during the period for which the Company’s failure to file, or failure of the Notes to be freely tradable by the Holders, other than Holders who are Affiliates of the Company, has occurred and is continuing; provided that, the Company shall have 14 calendar days, in the aggregate, to cure all such missed filings. The Additional Interest payable pursuant to this Section 10.09(a) shall be payable on the Interest Payment Date following the late filing (after giving effect to the aggregate cure period described in the immediately preceding sentence).
     (b) Unless:
     (1) the Restricted Legend on the Notes and any shares of Common Stock issued upon conversion of the Notes required by Section 2.02 has been removed, and
     (2) the Notes and such shares of Common Stock are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than Affiliates of the Company, as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.25% of the aggregate principal amount of the Notes. So long (but only so long) as a condition described in either (1) or (2) of this (b) has not been satisfied, the Company shall pay such Additional Interest in cash on the Interest Payment Date of each year to the Person who is the holder of record of the Notes on the immediately preceding Regular Record Date. When such registration default ceases to continue (or both conditions described in (1) and (2) of this (b) have been satisfied), accrued and unpaid Additional Interest through the date of cessation (or satisfaction) shall be paid in cash on the subsequent Interest Payment Date to the record holder and Additional Interest shall cease to accrue on the date of cessation (or satisfaction). In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to this Section 10.09 and Section 5.02. In the event that the Company becomes obligated to pay Additional Interest under this (a) or (b), such interest shall be the sole remedy of holders and no Event of Default shall result (other than from any failure to pay such interest when due and payable).
ARTICLE 11
Repurchase of Notes
     SECTION 11.01 Right to Require Repurchase Upon a Designated Event.
     (a) If a Designated Event occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is an integral multiple of $1,000 principal amount, for cash on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Designated Event Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Designated Event Repurchase Date, unless such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding Regular Record Date (the “Designated Event Repurchase Price”).
     However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under this Section 11.01 based on a Fundamental Change described in clause (1) or (2) of the definition thereof (and the Company shall not be required to deliver the Designated Event Repurchase Right Notice incidental thereto) if at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation otherwise constituting a Fundamental Change described in clause (1) or (2) of the definition thereof consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on a United States national securities exchange (or will be so traded immediately following the merger or consolidation) and, as a result of the completion of such merger or consolidation, the Notes become convertible into cash and, if applicable, such shares of such Capital Stock or such American Depositary Receipts.
     Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Designated Event Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.
     The Designated Event Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.01.
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) After the occurrence of a Designated Event, but on or before the 20th calendar day after the Effective Date of such Designated Event, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Designated Event Repurchase Right Notice”) (which notification to Holders may be made through a notice to DTC) and issue a Press Release on the occurrence of such Designated Event and of the repurchase right, if any, at the option of the Holders arising as a result thereof.
     Each Designated Event Repurchase Right Notice and related Press Release shall specify (if applicable):
     (i) the events causing the Designated Event and whether such Designated Event also constituted a Fundamental Change;
     (ii) the date of the Designated Event;
     (iii) the Designated Event Repurchase Date and the last date on which a Holder may exercise the repurchase right;
     (iv) the Designated Event Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (vii) that the Notes with respect to which a Designated Event Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Designated Event Repurchase Notice in accordance with the terms of this Indenture;
     (viii) that the Holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date (the “Designated Event Expiration Time”);
     (ix) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Designated Event Expiration Time; and

     (x) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.
     (c) A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Designated Event Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Designated Event Repurchase Date, specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Designated Event Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m., New York City time, on the Business Day on the Designated Event Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all of the Notes to be repurchased on such date at the Designated Event Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time shall be made promptly after the later of (x) the Designated Event Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Designated Event Repurchase Price in this Section 11.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.01. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Designated Event Repurchase Price.

     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Designated Event Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Designated Event Repurchase Date, then on and after the Designated Event Repurchase Date (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Repurchase Price upon delivery of the Notes.
ARTICLE 12
Conversion of Notes
     SECTION 12.01 Conversion Privilege and Conversion Rate.
     (a) Subject to the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of any Notes at any time prior to the close of business on the Scheduled Trading Day immediately preceding December 15, 2015, at a rate (the “Conversion Rate”) of 11.9687 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.03) per $1,000 principal amount of the Notes under the circumstances and during the periods set forth below. On and after December 15, 2015 regardless of the conditions described in clause (i), (ii) and (ii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of any Notes at the applicable Conversion Rate at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.
     (i) The Notes shall be convertible prior to December 15, 2015, during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate in effect on such Trading Day (the “Trading Price Condition”) determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall determine the

Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Note is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price. If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Notes (which may be through a notice to DTC) and the Trustee and issue a related Press Release. If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Notes (which may be through a notice to DTC) and the Trustee and issue a related Press Release. Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), determine the Trading Price of the Notes, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.
     (ii) The Notes shall be convertible prior to December 15, 2015, during any calendar quarter (and only during such calendar quarter) after the calendar quarter ending March 31, 2011, if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.
     (iii) The Notes shall be convertible prior to December 15, 2015, as provided in subsections (b), (c) and (d) of this Section 12.01.
     (b) In the event that the Company elects to:
     (i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such distribution, to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or
     (ii) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the

Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders (which notification may be made through a notice to DTC) and the Trustee and issue a Press Release with respect to any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 25th Scheduled Trading Day prior to the Ex- Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.
     (c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding-share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property and that does not also constitute a Designated Event, then the Holders shall have the right to convert Notes at any time beginning 25 Scheduled Trading Days prior to the date announced by the Company as the anticipated effective date of the transaction and ending on the 25th Scheduled Trading Day after the date that is the effective date of such transaction. The Company shall notify Holders (which notification may be made through a notice to DTC) and issue a Press Release at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.
     (d) If the Company is a party to any transaction or event described in clause (1) or (2) of the definition of Fundamental Change, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence of this Section 12.01(d), from and after the 25th Scheduled Trading Day prior to the anticipated effective date of such transaction or event until (i) the related Designated Event Repurchase Date or (ii) if there is no such Designated Event Repurchase Date, 25 Trading Days following the effective date of such transaction or event. If an event described in clause (3) of the definition of Fundamental Change or a Termination of Trading occurs, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence in this Section 12.01(d), from and after the effective date of such event or the date on which the Termination of Trading occurs, as the case may be, until (i) the Designated Event Repurchase Date corresponding to such event or (ii) if there is no such Designated Event Repurchase Date, 25 Trading Days following the effective date of such event. The Company shall notify, in the manner provided for in Section 1.07, each of the Holders and the Trustee of the Designated Event (which notification may be made through a notice to DTC), and issue a Press Release, (i) no later than 25 Scheduled Trading Days prior to the anticipated Effective Date with respect to a transaction or event described in the first sentence above or (ii) with respect to an event described in the second sentence of this Section 12.01(d), on the Effective Date or the date on which the Termination of Trading occurs, as the case may be.
     (e) If a Holder elects to convert Notes in connection with a Fundamental Change that occurs prior to the Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change consists of shares of Capital Stock or American Depositary Receipts in respect of shares of Capital Stock traded on the New York Stock Exchange, Nasdaq, the American Stock Exchange or another United States national securities exchange (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into cash and, if applicable, such shares of such Capital Stock or such American Depositary Receipts. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 12.02(h). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” a Fundamental Change to the extent that a Holder surrenders Notes for conversion on or after the 25th Scheduled Trading Day prior to the date announced by the Company as the anticipated effective date of such Fundamental Change until the related Designated Event Repurchase Date for such Fundamental Change (or, if there is no such Designated Event Repurchase Date, until the 25th Trading Day following such effective date).
     (i) The number of Additional Shares shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the

Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $250.00 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $64.27 per share (subject to adjustment in accordance with clause (ii) below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 15.5594 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 12.03).
     (ii) The Stock Prices set forth in the first row of the tables in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted (except pursuant to this Section 12.01(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     SECTION 12.02 Exercise of Conversion Privilege.
     (a) Subject to subsection (b) of this Section 12.02, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in either cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), at its election, as set forth in this Section 12.02.
     (i) All conversions occurring on or after the 27th Scheduled Trading Day prior to the Maturity Date shall be settled using the same Settlement Method.
     (ii) Prior to the 27th Scheduled Trading Day prior to the Maturity Date, except as described in clause (i) above, the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date (as defined in subsection (g) of this Section 12.02). Except for any conversion with a Conversion Date that occurs on or after the 27th Scheduled Trading Day prior to the Maturity Date, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.
     (iii) If, in respect of any Conversion Date (or, in the case of any conversions occurring on or after the 27th Scheduled Trading Day prior to the Maturity Date, no later than the 28th Scheduled Trading Day prior to the Maturity Date), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders no later than the second Trading Day immediately following the relevant Conversion Date (or such period, as the case may be). Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by Cash Settlement, Physical Settlement or Combination Settlement, and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not timely deliver a Settlement Notice, the Company will be deemed to have elected Combination Settlement in respect of the relevant Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.
     (iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock to be paid and/or delivered to converting Holders in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
     (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the applicable Conversion Rate;
     (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the relevant Cash Settlement Averaging Period; and

     (C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Cash Settlement Averaging Period.
     (v) The Company shall deliver the consideration due in respect of its Conversion Obligation no later than the third Business Day immediately following the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement) or no later than the third Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period (if the Company elects or is deemed to elect to satisfy its Conversion Obligation in respect of such conversion by any other Settlement Method).
     (b) Notwithstanding subsection (a) of this Section 12.02, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(e) pursuant to this clause (b).
     (i) If the last Scheduled Trading Day of the applicable Cash Settlement Averaging Period related to Notes surrendered for conversion is prior to the third Scheduled Trading Day preceding the Effective Date of the Fundamental Change, the Company shall satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) by delivering the amount of cash, shares of Common Stock or a combination thereof (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 12.01(e)) on the third Scheduled Trading Day immediately following the last Scheduled Trading Day of the applicable Cash Settlement Averaging Period. In addition, as soon as practicable following the Effective Date of the Fundamental Change, the Company shall deliver the increase in such amount of Common Stock or of Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Cash Settlement Averaging Period (and based upon the related Daily VWAP during such Cash Settlement Averaging Period). If such increased amount results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Common Stock or Reference Property based on such increased number of shares.
     (ii) If the last Scheduled Trading Day of the applicable Cash Settlement Averaging Period related to Notes surrendered for conversion is on or following the third Scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 12.01(b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 12.01(e)) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third Scheduled Trading Day immediately following the last Scheduled Trading Day of the applicable Cash Settlement Averaging Period.
     (c) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash or additional share of Common Stock deliverable in lieu of any fractional share, as applicable, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash or additional share of Common Stock deliverable in lieu of fractional shares of Common Stock, as applicable. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
     (d) Subject to Section 12.02(e), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, if any.
     (e) Upon the conversion of any Notes, a Holder of such Notes shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s delivery to the Holder of cash, shares of Common Stock, or a combination of cash and shares of Common Stock, together with any cash payment or additional share for any fractional share of Common Stock, if applicable, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of

5:00 p.m., New York City time, on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount in cash equal to the interest payable, on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Designated Event Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.
     (f) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead elect, in its sole discretion, to (1) pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of Combination Settlement) or (2) round up the number of shares of Common Stock issuable upon conversion of Notes to the nearest whole number of shares. For each Note surrendered for conversion, if the Company has elected (or been deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional share remaining after such computation may, in the Company’s sole discretion, be paid in cash or rounded up to the nearest whole share. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
     (g) Before any Holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (e) of this Section 12.02 and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (e) of this Section 12.02, and (D) if required, pay all taxes or duties, if any. As used herein, “Conversion Date” shall mean the date that the Holder has complied with the requirements set forth in this subsection (g).
     No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Designated Event Repurchase Notice and not validly withdrawn such Designated Event Repurchase Notice in accordance with the applicable provisions of Section 11.01.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (h) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsection (a) of this Section 12.02, except to the extent specified in subsection (b) of this Section 12.02. The Company shall make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation (together with any cash or additional share in lieu of fractional shares).
     (i) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (j) If a Holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax due, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (k) Except as provided in Section 12.03(a), no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.
     (l) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     SECTION 12.03 Adjustment of Conversion Rate.
     The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0 ×	OS’

OS0
where,
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Date or effective date;
OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date or effective date; and
OS’ = the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.
     Such adjustment shall become effective immediately after the open of business on the Ex-Date fixed for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.
     (b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring not more than 60 calendar days after the record date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of announcement of such rights or warrants, the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0 ×	OS0 + X

OS0 + Y
where,
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such rights or warrants.
     Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by subsection (a), (b) or (d) of this Section 12.03 and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, evidence of Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0 ×	SP0

SP0 - FMV

where,
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
SP0 = the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV = the fair market value, on the Ex-Date for such distribution, as determined by the Board of Directors of the Distributed Property with respect to each outstanding share of Common Stock.
     Such adjustment shall become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If the Board of Directors determines “FMV” for purposes of this Section 12.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the Ex-Date of the Spin-Off shall be increased based on the following formula:

CR’	=	CR0 ×	FMV0 + MP0

MP0

Where,
CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;
FMV0 = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Date of the Spin-Off; and
MP0 = the average of the Last Reported Sale Prices of our common stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.
     Such adjustment under the preceding paragraph will become effective at the close of business on the 10th Trading Day from, and including, the Ex-Date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Ex-Date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate. If the Ex-Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references with respect to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.03 (and no adjustment to the Conversion Rate under this Section 12.03 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this subsection (c) and subsections (a) and (b) of this Section 12.03, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 12.03 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 12.03 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 12.03 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as “the Ex-Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of subsection (b).
     (d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0 ×	SP0

SP0 - C
where,
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
SP0 = the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
C = the amount in cash per share we distribute to holders of Common Stock in such distribution.
     Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate immediately prior to the open of business on the Ex-Date for such distribution, without being required to convert the Notes.
     For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section 12.03 to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’	=	CR0 ×	AC + (SP’ × OS’)

OS0 × SP’
where,
CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR’ = the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value, as determined by our board of directors, of all cash and any other consideration paid or payable for shares purchased in such tender or exchange offer;
OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS’ = the number of shares of Common Stock outstanding immediately the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
     The increase to the Conversion Rate under the preceding paragraph will become effective at the close of business on the 10th Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (e) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Averaging Period. Such adjustment shall become effective immediately after close of business on the 10th Trading Day immediately following, but excluding, the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
     No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate. Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Date, and a Holder that has converted its Notes on or after such Ex-Date and on or prior to the related record date (as defined below) would be treated as the record holder of the Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 12.03, the Conversion Rate adjustment relating to such Ex-Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
     For purposes of this Section 12.03 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (f) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 12.03, and to the extent permitted by applicable law and the rules of the Nasdaq Global Select Market and any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall notify the Holder of each Note (which notification may be made through a notice to DTC) and issue a Press Release on the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. The Company shall not increase the Conversion Rate pursuant to this (f) if such an increase would require stockholder approval under NASDAQ rules and regulations in effect at the time of increase, unless the Company’s stockholders shall have duly approved such increase.
     (g) Without limiting the foregoing, no adjustment to the Conversion Rate need be made
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid Interest (including any Additional Interest).
     (h) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 12.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the date of this Indenture, (2) upon a Designated Event or (3) on the Maturity Date (and on each Trading Day of the Cash Settlement Averaging Period beginning on the 27th Scheduled Trading Day prior to the Maturity Date).
     (i) In any case in which this Section 12.03 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section 12.03 (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.02(f). For purposes of this subsection (i), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

     (ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (j) For purposes of this Section 12.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (k) For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.
     (l) With respect to a conversion of Notes pursuant to this Article 12, at and after the close of business on the last Scheduled Trading Day (the “Relevant Date”) of the related Cash Settlement Averaging Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the last Scheduled Trading Day of the related Cash Settlement Averaging Period and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.
     (m) Whenever any provision of this Article 12 requires a calculation of Last Reported Sale Prices, Daily VWAP, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including any Cash Settlement Averaging Period), the Company shall make appropriate adjustments to each such amounts (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

     SECTION 12.04 Notice of Adjustments of Conversion Rate.
     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.03 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 1.07.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.
     SECTION 12.05 Company to Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.
     SECTION 12.06 Taxes on Conversions.
     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required, and the Holder shall instead be required, to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

     SECTION 12.07 Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action, if any, which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all liens created by the Company.
     (a) The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.
SECTION 12.08 Cancellation of Converted Notes.
     All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 3.08.
     SECTION 12.09 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.
     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 8.01(f) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such reclassification, change of control, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.
     In the event a supplemental indenture is executed pursuant to this Section 12.09, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 12.09 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.
     (b) Notwithstanding the provisions of Section 12.02(a) and Section 12.02(b), and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed, subject to the Company’s right to settle its Conversion Obligation with respect to such Notes in cash, to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Notes into the same type (and in the same proportion) of Reference Property, based on the Daily

Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 12.02(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Register provided for in this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section 12.09 shall similarly apply to successive Merger Events.
     SECTION 12.10 Exchange in Lieu of Conversion.
     (a) If a Holder surrenders Notes for conversion, then, notwithstanding anything herein to the contrary, the Company may, on or prior to the second Business Day following the Conversion Date applicable to such Notes, direct the Conversion Agent to surrender such Notes to a designated financial institution (a “Designated Institution”) for exchange in lieu of conversion.
     If the Company directs the Conversion Agent to surrender such Notes to the Designated Institution for exchange in lieu of conversion, by the close of business on the second Business Day immediately following the Conversion Date, the Company will deliver written notice of such exchange in lieu of conversion to the converting Holder and such Designated Institution will be required to notify the Conversion Agent whether it will deliver, upon exchange, shares of Common Stock, cash or a specified combination thereof.
     (b) If the Designated Institution accepts Notes surrendered for exchange in lieu of conversion, it shall deliver cash, shares of Common Stock or a combination thereof, together with any cash or additional share in lieu of fractional shares that the Company would otherwise be obligated to deliver in accordance with Section 12.02, to the Conversion Agent and the Conversion Agent shall deliver such amounts to the Holder, on the date the Company would be required to make such delivery pursuant to Section 12.02 but for this Section 12.10, which delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 12 with respect to such conversion. Any Notes so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.
     (c) If the Designated Institution agrees to accept any Notes for exchange in lieu of conversion but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall deliver cash, shares of Common Stock or a combination thereof, and make such delivery on such date that the Company would be required to pursuant to Section 12.02 but for this Section 12.10.
     (d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 12.10 require such Designated Institution to accept any Notes for exchange in lieu of conversion, and in no event will the Company be obligated to pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
     SECTION 12.11 Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SCHEDULE A
     The following table sets forth the “Stock Price,” “Effective Date” and number of Additional Shares by which the Conversion Rate for the 0.25% Convertible Senior Notes due 2016 shall be increased in the event of a Fundamental Change, in accordance with the Indenture:

	Stock Price
Effective Date	$64.27	$70.00	$75.00	$80.00	$90.00	$100.00	$110.00	$130.00	$150.00	$175.00	$200.00	$250.00
March 18, 2011	3.5907	2.8898	2.4039	2.0086	1.4188	1.0148	0.7331	0.3901	0.2099	0.0949	0.0400	0.0032
March 15, 2012	3.5907	3.0018	2.4723	2.0437	1.4103	0.9835	0.6917	0.3474	0.1753	0.0720	0.0265	0.0006
March 15, 2013	3.5907	3.0367	2.4630	2.0023	1.3318	0.8916	0.6001	0.2735	0.1235	0.0423	0.0115	—
March 15, 2014	3.5907	2.9537	2.3338	1.8426	1.1468	0.7119	0.4407	0.1661	0.0595	0.0130	0.0010	—
March 15, 2015	3.5907	2.6874	2.0076	1.4836	0.7867	0.4024	0.1992	0.0433	0.0068	—	—	—
March 15, 2016	3.5907	2.3170	1.3646	0.5313	—	—	—	—	—	—	—	—